EXHIBIT 99.1




FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES OF THE STRONGSVILLE SAVINGS BANK 401(k) RETIREMENT SAVINGS PLAN FOR THE YEAR ENDED DECEMBER 31, 1997, PREPARED IN
         ACCORDANCE WITH THE FINANCIAL REPORTING REQUIREMENTS OF ERISA.

                                THE STRONGSVILLE SAVINGS BANK
                                401(K) RETIREMENT SAVINGS PLAN

                                Financial Statements and Schedules

                                December 31, 1997 and 1996

                                (With Independent Auditors' Report Thereon)

THE STRONGSVILLE SAVINGS BANK
401(K) RETIREMENT SAVINGS PLAN



TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                                                    Page(s)
                                                                                                                    -------

Independent Auditors' Report .................................................................................         1

Financial Statements:
     Statement of Net Assets Available for Benefits, with Fund Information,
        December 31, 1997 and 1996 ...........................................................................        2-3

     Statement of Changes in Net Assets Available for Benefits, with Fund Information,
        Year ended December 31, 1997 .........................................................................         4

Notes to Financial Statements ................................................................................       5-10

Schedules:
     1     Line 27(a) - Schedule of Assets Held for Investment Purposes (at the end of
               the Plan year), December 31, 1997 .............................................................        11

     2     Line 27(d) - Schedule of Reportable Transactions, Year ended December 31, 1997.....................        12



All other schedules required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because there is no information to report.

                          Independent Auditors' Report


The Plan Administrator
The Strongsville Savings Bank 401(k) Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of The Strongsville Savings Bank 401(k) Retirement Savings Plan (Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG Peat Marwick LLP

May 14, 1998

THE STRONGSVILLE SAVINGS BANK
401(k) RETIREMENT SAVINGS PLAN

Statement of Net Assets Available for Benefits, with Fund Information

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                December 31, 1997
                                         ------------------------------------------------------------------------------------------
                                                                                                         Participant-Directed
                                         ------------------------------------------------------------------------------------------
                                                   Govern-               Bond       Stock     Stock               Medium     Medium
                                         Money      ment      Bond &    Emphasis   Emphasis   Index     U.S.     Company    Company
                                         Market  Securities  Mortgage   Balanced   Balanced    500      Stock     Value      Blend
                                          Fund      Fund       Fund       Fund       Fund      Fund     Fund       Fund       Fund
-----------------------------------------------------------------------------------------------------------------------------------

Assets:
   Investments, at fair value (note 3):
     Money Market Fund                 $ 24,910          -          -          -          -       -         -          -          -
     Government Securities Fund               -      1,045          -          -          -       -         -          -          -
     Bond & Mortgage Fund                     -          -    115,929          -          -       -         -          -          -
     Bond Emphasis Balanced Fund              -          -          -     22,717          -       -         -          -          -
     Stock Emphasis Balanced Fund             -          -          -          -     30,195       -         -          -          -
     Stock Index 500 Fund                     -          -          -          -          -  96,603         -          -          -
     U.S. Stock Fund                          -          -          -          -          -       -   577,153          -          -
     Medium Company Value Fund                -          -          -          -          -       -         -     15,979          -
     Medium Company Blend Fund                -          -          -          -          -       -         -          -     23,772
     Small Company Blend Fund                 -          -          -          -          -       -         -          -          -
     International Stock Fund                 -          -          -          -          -       -         -          -          -
     Real Estate Fund                         -          -          -          -          -       -         -          -          -
     Common stock in employer                 -          -          -          -          -       -         -          -          -
-----------------------------------------------------------------------------------------------------------------------------------

                                         24,910      1,045    115,929     22,717     30,195  96,603   577,153     15,979     23,772
-----------------------------------------------------------------------------------------------------------------------------------

   Investments, at contract value
    (note 4):
      Principal Mutual Life Insurance
        Company guaranteed
        interest contracts:
          Matures 12/31/97                    -          -          -          -          -       -         -          -          -
          Matures 12/31/98                    -          -          -          -          -       -         -          -          -
          Matures 12/31/99                    -          -          -          -          -       -         -          -          -
          Matures 12/31/00                    -          -          -          -          -       -         -          -          -
          Matures 12/31/01                    -          -          -          -          -       -         -          -          -
-----------------------------------------------------------------------------------------------------------------------------------

                                              -          -          -          -          -       -         -          -          -
-----------------------------------------------------------------------------------------------------------------------------------

   Total investments                     24,910      1,045    115,929     22,717     30,195  96,603   577,153     15,979     23,772

   Receivables - loans to employees           -          -          -          -          -       -         -          -          -
-----------------------------------------------------------------------------------------------------------------------------------

Net assets available for benefits      $ 24,910      1,045    115,929     22,717     30,195  96,603   577,153     15,979     23,772
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


                                            ---------------------------------------------------------

                                            ---------------------------------------------------------
                                             Small     Inter-            Common    Guaran-   Partici-
                                            Company   national   Real   Stock in    teed      pant
                                             Blend     Stock    Estate  Employer   Interest   Loan
                                             Fund      Fund      Fund     Fund      Fund      Fund       Total
-----------------------------------------------------------------------------------------------------------------

Assets:
   Investments, at fair value (note 3):
     Money Market Fund                            -          -       -         -         -        -        24,910
     Government Securities Fund                   -          -       -         -         -        -         1,045
     Bond & Mortgage Fund                         -          -       -         -         -        -       115,929
     Bond Emphasis Balanced Fund                  -          -       -         -         -        -        22,717
     Stock Emphasis Balanced Fund                 -          -       -         -         -        -        30,195
     Stock Index 500 Fund                         -          -       -         -         -        -        96,603
     U.S. Stock Fund                              -          -       -         -         -        -       577,153
     Medium Company Value Fund                    -          -       -         -         -        -        15,979
     Medium Company Blend Fund                    -          -       -         -         -        -        23,772
     Small Company Blend Fund                48,272          -       -         -         -        -        48,272
     International Stock Fund                     -    109,799       -         -         -        -       109,799
     Real Estate Fund                             -          -   3,641         -         -        -         3,641
     Common stock in employer                     -          -       -   478,728         -        -       478,728
-----------------------------------------------------------------------------------------------------------------

                                             48,272    109,799   3,641   478,728         -        -     1,548,743
-----------------------------------------------------------------------------------------------------------------

   Investments, at contract value (note 4):
      Principal Mutual Life Insurance
        Company guaranteed
        interest contracts:
          Matures 12/31/97                        -          -       -         -    68,901        -        68,901
          Matures 12/31/98                        -          -       -         -    75,479        -        75,479
          Matures 12/31/99                        -          -       -         -   120,244        -       120,244
          Matures 12/31/00                        -          -       -         -    99,867        -        99,867
          Matures 12/31/01                        -          -       -         -   330,558        -       330,558
-----------------------------------------------------------------------------------------------------------------

                                                  -          -       -         -   695,049        -       695,049
-----------------------------------------------------------------------------------------------------------------
   Total investments                         48,272    109,799   3,641   478,728   695,049        -     2,243,792

   Receivables - loans to employees               -          -       -         -         -   45,955        45,955
-----------------------------------------------------------------------------------------------------------------

Net assets available for benefits            48,272    109,799   3,641   478,728   695,049   45,955     2,289,747
-----------------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.

THE STRONGSVILLE SAVINGS BANK
401(k) RETIREMENT SAVINGS PLAN

Statement of Net Assets Available for Benefits, with Fund Information



                                                                                                  December 31, 1996
                                            ------------------------------------------------------------------------------------
                                                                                           Participant-Directed
                                            ------------------------------------------------------------------------------------
                                                              Bond     Stock   Stock            Medium   Medium   Small   Inter-
                                             Money   Bond &  Emphasis Emphasis Index    U.S.    Company  Company Company national
                                            Market  Mortgage Balanced Balanced  500     Stock   Value    Blend   Blend   Stock
                                             Fund    Fund     Fund      Fund    Fund    Fund     Fund    Fund    Fund    Fund
                                            ------  -------   -----    ------  ------  -------   -----    ----    -----  ------
-----------------------------------------------------------------------------------------------------------------------------------

Assets:
   Investments, at fair value (note 3):
     Money Market Fund                     $ 22,867        -       -       -          -        -      -     -          -        -
     Bond & Mortgage Fund                         -  114,877       -       -          -        -      -     -          -        -
     Bond Emphasis Balanced Fund                  -        -   9,267       -          -        -      -     -          -        -
     Stock Emphasis Balanced Fund                 -        -       -  10,209          -        -      -     -          -        -
     Stock Index 500 Fund                         -        -       -       -     42,416        -      -     -          -        -
     U.S. Stock Fund                              -        -       -       -          -  446,584      -     -          -        -
     Medium Company Value Fund                    -        -       -       -          -        -  6,657     -          -        -
     Medium Company Blend Fund                    -        -       -       -          -        -      -   457          -        -
     Small Company Blend Fund                     -        -       -       -          -        -      -     -     13,790        -
     International Stock Fund                     -        -       -       -          -        -      -     -          -   83,615
     Real Estate Fund                             -        -       -       -          -        -      -     -          -        -
     Common stock in employer                     -        -       -       -          -        -      -     -          -        -
-----------------------------------------------------------------------------------------------------------------------------------

                                             22,867  114,877   9,267  10,209    42,416  446,584   6,657     457   13,790  83,615

   Investments, at contract value (note 4):
      Principal Mutual Life Insurance
        Company guaranteed
        interest contracts:
          Matures 12/31/96                        -        -       -       -         -        -       -       -        -       -
          Matures 12/31/97                        -        -       -       -         -        -       -       -        -       -
          Matures 12/31/98                        -        -       -       -         -        -       -       -        -       -
          Matures 12/31/99                        -        -       -       -         -        -       -       -        -       -
          Matures 12/31/00                        -        -       -       -         -        -       -       -        -       -
-----------------------------------------------------------------------------------------------------------------------------------

                                                  -        -       -       -         -        -       -       -        -       -
-----------------------------------------------------------------------------------------------------------------------------------

   Total investments                         22,867  114,877   9,267  10,209    42,416  446,584   6,657     457   13,790  83,615

   Receivables - loans to employees               -        -       -       -         -        -       -       -        -        -
-----------------------------------------------------------------------------------------------------------------------------------

Net assets available for benefits          $ 22,867  114,877   9,267  10,209    42,416  446,584   6,657     457   13,790  83,615
===================================================================================================================================

---------------------------------------------------------------------------------------


                                             ------------------------------------------

                                             --------------------------------
                                                     Common  Guaran-  Partici-
                                             Real   Stock in  teed     pant
                                             Estate Employer Interest  Loan
                                             Fund    Fund     Fund     Fund    Total
---------------------------------------------------------------------------------------

Assets:
   Investments, at fair value (note 3):
     Money Market Fund                           -        -        -       -    22,867
     Bond & Mortgage Fund                        -        -        -       -   114,877
     Bond Emphasis Balanced Fund                 -        -        -       -     9,267
     Stock Emphasis Balanced Fund                -        -        -       -    10,209
     Stock Index 500 Fund                        -        -        -       -    42,416
     U.S. Stock Fund                             -        -        -       -   446,584
     Medium Company Value Fund                   -        -        -       -     6,657
     Medium Company Blend Fund                   -        -        -       -       457
     Small Company Blend Fund                    -        -        -       -    13,790
     International Stock Fund                    -        -        -       -    83,615
     Real Estate Fund                        4,362        -        -       -     4,362
     Common stock in employer                    -  188,643        -       -   188,643
---------------------------------------------------------------------------------------

                                             4,362  188,643        -       -   943,744
---------------------------------------------------------------------------------------

   Investments, at contract value (note 4):
      Principal Mutual Life Insurance
        Company guaranteed
        interest contracts:
          Matures 12/31/96                       -        -  275,362       -   275,362
          Matures 12/31/97                       -        -   68,271       -    68,271
          Matures 12/31/98                       -        -   74,454       -    74,454
          Matures 12/31/99                       -        -  118,797       -   118,797
          Matures 12/31/00                       -        -  102,076       -   102,076
---------------------------------------------------------------------------------------

                                                 -        -  638,960       -   638,960
---------------------------------------------------------------------------------------

   Total investments                         4,362  188,643  638,960       - 1,582,704

   Receivables - loans to employees              -        -        -  31,432    31,432
---------------------------------------------------------------------------------------

Net assets available for benefits            4,362  188,643  638,960  31,432 1,614,136
---------------------------------------------------------------------------------------





See accompanying notes to financial statements.

THE STRONGSVILLE SAVINGS BANK
401(k) RETIREMENT SAVINGS PLAN

Statement of Changes in Net Assets Available for Benefits, with Fund Information

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                             Year ended December 31, 1997
                                        -------------------------------------------------------------------------------------------
                                                                                                  Participant-Directed
                                        -------------------------------------------------------------------------------------------
                                               Govern-           Bond    Stock    Stock            Medium  Medium  Small   Inter-
                                         Money  ment   Bond &   Emphasis Emphasis Index    U.S.    Company Company Company national
                                       Market  Securit Mortgage Balanced Balanced 500     Stock    Value   Blend   Blend   Stock
                                       Account Account Account  Account  Account  Account Account  Account Account Account Account
-----------------------------------------------------------------------------------------------------------------------------------

Additions:
   Investment income:
     Net appreciation in value of
      investments                     $   539      24    8,300   2,737    3,370    15,886   81,798   3,579   1,974   5,906    8,614
     Interest                             655       5    2,550   1,013      409     1,243   34,370     147     221     357    2,733
     Dividends                              -       -        -       -        -         -        -       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------------

                                        1,194      29   10,850   3,750    3,779    17,129  116,168   3,726   2,195   6,263   11,347
   Employer contributions                   -     268    1,111     933      395     2,774    5,238     211   2,945   3,024    1,475
   Employee contributions               3,346     748   11,079   7,096    8,432    24,156   50,688   3,778   7,098  18,593   14,357
   Repayments of loans                    288       -    1,720      42      648     1,280    3,183     429     690       -    1,184
-----------------------------------------------------------------------------------------------------------------------------------

Total additions                         4,828   1,045   24,760  11,821   13,254    45,339  175,277   8,144  12,928  27,880   28,363
-----------------------------------------------------------------------------------------------------------------------------------

Deductions:
   Loans to employees                     876       -    2,637       -      399     3,906   12,436     824       -      12    4,268
   Benefits paid directly to
     participants                         246       -    6,507      81      437     4,183   20,109     610     236   1,208    2,079
   Administrative expense                  32       -      106       5       23        55      164      20       6       -       67
-----------------------------------------------------------------------------------------------------------------------------------

Total deductions                        1,154       -    9,250      86      859     8,144   32,709   1,454     242   1,220    6,414
-----------------------------------------------------------------------------------------------------------------------------------

Net increase prior to interfund
   transfers                            3,674   1,045   15,510  11,735   12,395    37,195  142,568   6,690  12,686  26,660   21,949

Interfund transfers                    (1,631)      -  (14,458)  1,715    7,591    16,992  (11,999)  2,632  10,629   7,822    4,235
-----------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in net assets
   available for benefits               2,043   1,045    1,052  13,450   19,986    54,187  130,569   9,322  23,315  34,482   26,184

Net assets available for benefits:
   Beginning of year                   22,867       -  114,877   9,267   10,209    42,416  446,584   6,657     457  13,790   83,615
-----------------------------------------------------------------------------------------------------------------------------------

   End of year                       $ 24,910   1,045  115,929  22,717   30,195    96,603  577,153  15,979  23,772  48,272  109,799
-----------------------------------------------------------------------------------------------------------------------------------

[CAPTION]

--------------------------------------------------------------------------------------


                                        ----------------------------------------------


                                        ----------------------------------------------
                                                   Common  Guaran-  Partici-
                                          Real    Stock in  teed     pant
                                         Estate   Employer Interest  Loan
                                         Account  Account  Account  Account  Total
--------------------------------------------------------------------------------------

Additions:
   Investment income:
     Net appreciation in value of
      investments                           422  219,685   39,320         -   392,154
     Interest                                18        -      954     3,587    48,262
     Dividends                                -    3,645        -         -     3,645
--------------------------------------------------------------------------------------

                                            440  223,330   40,274     3,587   444,061

   Employer contributions                     -   60,963    8,403         -    87,740
   Employee contributions                 1,154    3,072   56,169         -   209,766
   Repayments of loans                       19    1,189    3,428   (17,247)   (3,147)
--------------------------------------------------------------------------------------

Total additions                           1,613  288,554  108,274   (13,660)  738,420
--------------------------------------------------------------------------------------

Deductions:
   Loans to employees                       294        -    2,531   (28,183)        -
   Benefits paid directly to
     participants                           395   10,998   15,041         -    62,130
   Administrative expense                     5        -      196         -       679
--------------------------------------------------------------------------------------

Total deductions                            694   10,998   17,768   (28,183)   62,809
--------------------------------------------------------------------------------------

Net increase prior to interfund
   transfers                                919  277,556   90,506    14,523   675,611

Interfund transfers                      (1,640)  12,529  (34,417)        -         -
--------------------------------------------------------------------------------------

Net increase (decrease) in net assets
   available for benefits                  (721) 290,085   56,089    14,523   675,611

Net assets available for benefits:
   Beginning of year                      4,362  188,643  638,960    31,432 1,614,136
--------------------------------------------------------------------------------------

   End of year                            3,641  478,728  695,049   45,955  2,289,747
--------------------------------------------------------------------------------------


See accompanying notes to financial statements.

THE STRONGSVILLE SAVINGS BANK
401(K) RETIREMENT SAVINGS PLAN

Notes to Financial Statements


December 31, 1997 and 1996
--------------------------------------------------------------------------------

(1)     DESCRIPTION OF THE PLAN

        The following brief description of The Strongsville Savings Bank 401(k) Retirement Savings Plan (Plan) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

        (a)   GENERAL

        The Plan is a defined contribution plan covering all employees of The Strongsville Savings Bank (Bank) who have attained age 20 1/2 and have completed six months of entry service, as defined by the Plan. The Plan is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

        (b)   EMPLOYEE CONTRIBUTIONS

        Each year participants may contribute up to 15 percent of pretax annual compensation as defined in the Plan.

        (c)   EMPLOYER CONTRIBUTIONS

        The Bank is obligated to make matching contributions to each employee in the Plan equal to 60 percent of the employee's contributions limited to 5 percent of the employee's compensation.

        (d)   PARTICIPANTS' ACCOUNTS

        Each participant's account is credited with the participant's and employer's contributions. Participant accounts are also credited annually with a share of the investment earnings, losses, and Plan forfeitures.

        (e)   VESTING

        Participants are immediately vested in their voluntary contributions. Vesting in the remainder of their account is determined based upon years of service in which the participant completes 1,000 hours of service. Participants vest according to the following table:


         --------------------------------------------------------------------------------------------------------------------

                       Years of Service                                                    Vesting Percentage
         --------------------------------------------------------------------------------------------------------------------
                               2                                                          20%
                               3                                                          40%
                               4                                                          60%
                               5                                                          80%
                           6 or more                                                      100%
         --------------------------------------------------------------------------------------------------------------------

        A participant is automatically fully vested upon the date the participant meets the age and service requirements for early retirement, attains age 65, becomes totally disabled as defined in the Plan, or becomes deceased.

        (f)   PAYMENT OF BENEFITS

        Upon termination of service, a participant will be entitled to receive only the vested percentage of his or her account, with the remainder being forfeited to the Plan and reallocated to current Plan participants.

                                                                     (Continued)

THE STRONGSVILLE SAVINGS BANK
401(K) RETIREMENT SAVINGS PLAN

Notes to Financial Statements
--------------------------------------------------------------------------------

        (g)   LOANS TO PARTICIPANTS

        Participants may borrow from the vested portion of their 401(k) account. The minimum loan amount is $1,000; the maximum is equal to the lesser of $50,000 or 50 percent of the participant's vested balance. At the time of the loan origination, the participant must be an employee of the Bank.

        (h)   HARDSHIP WITHDRAWALS

        Participants who experience financial hardship and have used up all reasonable available resources, including loans from the Plan, may withdraw all or part of their vested contributions, excluding earnings, as a hardship withdrawal. Withdrawals are subject to taxes and are available only for the following purposes:

         * To pay necessary medical expenses for the participant, the participant's spouse or dependents not repaid by insurance;

         * To purchase the participant's primary residence or to stop eviction or foreclosure on the participant's primary residence; or

         * To pay tuition and related educational fees for the next 12 months of college for the participant, the participant's spouse, dependent, or child.

        (i)   INVESTMENT OPTIONS

        Participants may direct the investment of their contributions in any of the following 14 investment funds:

         * Money Market Fund - Funds are invested in high-quality commercial paper (short-term, unsecured corporate loans).

         * Government Securities Fund - Funds are invested in fixed-income securities for which the principal and interest payments are guaranteed by the U.S. government or related entities.

         * Bond & Mortgage Fund - Funds are invested primarily in private-market investments such as private-placement bonds and commercial mortgages.

         * Bond Emphasis Balanced Fund - Funds are invested in other separate accounts offered by Principal Mutual Life Insurance Company (Principal Mutual).

         * Stock Emphasis Balanced Fund - Funds are invested in other separate accounts offered by Principal Mutual.

         * Stock Index 500 Fund - Funds are invested in the common stocks of those companies listed in the Standard & Poor's 500 Stock Index.

         * U.S. Stock Fund - Funds are invested in any type of stock, including growth stocks, traditional value stocks, and stocks of various sizes.

         * Medium Company Value Fund - Funds are invested in stocks of medium-sized companies that Principal Mutual believes to be undervalued in the marketplace.

         * Medium Company Blend Fund - Funds are invested in stocks of medium-sized companies that offer a combination of substantial value and good earnings potential.

                                                                     (Continued)

         * Small Company Blend Fund - Funds are invested in stocks of smaller, seasoned companies where potential for long-term growth is expected to be above average.

         * International Stock Fund - Funds are invested in common stocks of corporations located outside the United States.

         * Real Estate Fund - Funds hold developed, rent-producing properties.

         * Common Stock in Employer - Funds are invested in common stock of the employer.

         * Guaranteed Interest Account (maturity dates of December 31, 1997, 1998, 1999, 2000, and 2001) - Funds are invested in private-market bonds, commercial mortgages, and mortgage-backed securities.


(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)   BASIS OF PRESENTATION

         The accompanying financial statements have been prepared on the accrual basis of accounting.

        (b)   USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions to net assets available for benefits during the reporting period. Actual results could differ from those estimates.

        (c)   INVESTMENTS

        Assets of the Plan are valued at current value, thereby recognizing both realized and unrealized gains and losses as they are determined either through completed transactions or from changes in current quoted market values of the investments. Carrying values are adjusted to quoted market as of December 31 of each year. Quoted market prices are used to value investments. Purchases and sales are recorded on a trade-date basis.

        (d)   PAYMENT OF BENEFITS

        Benefits are recorded when paid.

                                                                     (Continued)

THE STRONGSVILLE SAVINGS BANK
401(K) RETIREMENT SAVINGS PLAN

Notes to Financial Statements
--------------------------------------------------------------------------------

(3)     INVESTMENTS

        The Plan's investments at December 31, 1997 and 1996, are as follows:

         --------------------------------------------------------------------------------------------------------------------

                                                                                1997                          1996
                                                                     --------------------------    --------------------------
                                                                                       Fair                          Fair
                                                                         Cost         Value            Cost         Value
         --------------------------------------------------------------------------------------------------------------------

         Money Market Fund                                          $     22,867        24,910          21,706        22,867
         Government Securities Fund                                        1,016         1,045               -             -
         Bond & Mortgage Fund                                             92,028       115,929          97,826       114,877
         Bond Emphasis Balanced Fund                                      20,280        22,717           8,884         9,267
         Stock Emphasis Balanced Fund                                     25,962        30,195           9,685        10,209
         Stock Index 500 Fund                                             74,143        96,603          34,533        42,416
         U.S. Stock Fund                                                 315,481       577,153         280,545       446,584
         Medium Company Value Fund                                        11,840        15,979           6,021         6,657
         Medium Company Blend Fund                                        21,590        23,772             441           457
         Small Company Blend Fund                                         41,498        48,272          13,217        13,790
         International Stock Fund                                         73,956       109,799          56,681        83,615
         Real Estate Fund                                                  3,060         3,641           3,920         4,362
         Common stock in employer                                        243,188       478,728         168,188       188,643
         --------------------------------------------------------------------------------------------------------------------

                                                                    $    946,909     1,548,743         701,647       943,744
         --------------------------------------------------------------------------------------------------------------------


Investments that represent 5 percent or more of the Plan' net assets are separately identified.

                                                                     (Continued)

THE STRONGSVILLE SAVINGS BANK
401(K) RETIREMENT SAVINGS PLAN

Notes to Financial Statements

--------------------------------------------------------------------------------

(4)     INVESTMENT CONTRACTS WITH INSURANCE COMPANY

        Each year since its inception, the Plan has entered into investment contracts with Principal Mutual Life Insurance Company (Principal), which maintains these investments in a pooled account. The Plan's interest in this account is credited with earnings on the underlying investments and charged for Plan withdrawals and administrative expenses charged by Principal. The contracts are included in the financial statements at contract value (which represents contributions made under the contract, plus earnings, less withdrawals and administrative expenses) because they are fully benefit-responsive. For example, participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuer or otherwise. In the opinion of management, contract value approximates fair value. The fair values of the investment contracts at December 31, 1997 and 1996, are set forth in the following table:


         --------------------------------------------------------------------------------------------------------------------

                                                                                                       1997
                                                                                     ----------------------------------------

                                                                                                       Fair        Average
                                                                                         Cost         Value         Yield
         --------------------------------------------------------------------------------------------------------------------
         Principal Mutual Life Insurance Company guaranteed
            interest contracts
              Matures 12/31/97                                                      $     68,926        68,926       5.47%
              Matures 12/31/98                                                            75,479        75,479       7.01
              Matures 12/31/99                                                           120,244       120,244       6.77
              Matures 12/31/00                                                            99,867        99,842       5.85
              Matures 12/31/01                                                           330,558       330,558       5.95
         --------------------------------------------------------------------------------------------------------------------
                                                                                    $    695,074       695,049
         ====================================================================================================================
                                                                                                       1996
                                                                                     ----------------------------------------

                                                                                                       Fair        Average
                                                                                         Cost         Value         Yield
         --------------------------------------------------------------------------------------------------------------------

         Principal Mutual Life Insurance Company guaranteed
            interest contracts:
              Matures 12/31/96                                                      $    276,010       276,010       6.74%
              Matures 12/31/97                                                            68,271        68,017       5.47
              Matures 12/31/98                                                            74,454        74,452       7.01
              Matures 12/31/99                                                           118,797       118,790       6.74
              Matures 12/31/00                                                           102,076       101,691       5.85
         --------------------------------------------------------------------------------------------------------------------

                                                                                    $    639,608       638,960
         ====================================================================================================================

The crediting interest rates were approximately 5.85 percent for 1997 and 1996. Investments that represent 5 percent or more of the Plan's net assets are separately identified.

                                                                     (Continued)

THE STRONGSVILLE SAVINGS BANK
401(K) RETIREMENT SAVINGS PLAN

Notes to Financial Statements

--------------------------------------------------------------------------------


(5)     PLAN TERMINATION

        Although it has not expressed any intent to do so, the Bank has the right under the Plan to discontinue its contributions and to terminate the Plan, subject to the provisions of ERISA. In the event of Plan termination, participants become 100 percent vested in their accounts.


(6)     FEDERAL INCOME TAXES

        The Internal Revenue Service has determined and informed the Plan by a letter dated January 25, 1996, that the Plan is qualified and the related trust established under the Plan is tax-exempt, under the appropriate sections of the Internal Revenue Code (Code). The Plan has been amended since receiving the determination letter; however, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.


(7)     RELATED PARTY TRANSACTION

        The Plan engages in investment transactions involving the acquisition or disposition of Emerald Financial Corp. stock. Emerald Financial Corp. is the holding company of The Strongsville Savings Bank and is a party-in-interest. These transactions are covered by an exemption from the "prohibited transactions" provisions of ERISA and the IRC.

                                                                     Schedule 1
                                                                     ----------


THE STRONGSVILLE SAVINGS BANK
401(k) RETIREMENT SAVINGS PLAN

EIN: 34-0875093
Plan Number: 002

Line 27(a) - Schedule of Assets Held for Investment Purposes (at the end of the Plan year)

December 31, 1997

===========================================================================================================================
 Column A               Column B                                 Column C                       Column D        Column E
---------------------------------------------------------------------------------------------------------------------------
                   Identity of Issue,               Description of Investment Including
                    Borrower, Lessor,                Maturity Date, Rate of Interest,                            Current
                    or Similar Party                 Collateral, Par or Maturity Value            Cost            Value
---------------------------------------------------------------------------------------------------------------------------

            Principal Mutual Life                Money Market Fund                           $      22,867          24,910
               Insurance Company                 Government Securities Fund                          1,016           1,045
                                                 Bond & Mortgage Fund                               92,028         115,929
                                                 Bond Emphasis Balanced Fund                        20,280          22,717
                                                 Stock Emphasis Balanced Fund                       25,962          30,195
                                                 Stock Index 500 Fund                               74,143          96,603
                                                 U.S. Stock Fund                                   315,481         577,153
                                                 Medium Company Value Fund                          11,840          15,979
                                                 Medium Company Blend Fund                          21,590          23,772
                                                 Small Company Blend Fund                           41,498          48,272
                                                 International Stock Fund                           73,956         109,799
                                                 Real Estate Fund                                    3,060           3,641

     *      Emerald Financial Corp.              Common stock - 21,641 shares                      243,188         478,728

            Principal Mutual Life                Guaranteed interest contracts:
               Insurance Company                    Maturing 12/31/97, average                      68,926          68,926
                                                      yield 5.47%
                                                    Maturing 12/31/98, average                      75,479          75,479
                                                      yield 7.01%
                                                    Maturing 12/31/99, average                     120,244         120,244
                                                      yield 6.77%
                                                    Maturing 12/31/00, average                      99,867          99,842
                                                      yield 5.85%
                                                    Maturing 12/31/01, average                     330,558         330,558
                                                      yield 5.95%

     *      Participant Loans                    Participant loans with various rates
                                                      of interest from 8.25% to 9.75%
                                                      and various maturity dates
                                                      through 2002                                       0+         45,955
---------------------------------------------------------------------------------------------------------------------------

                                                 Total                                       $   1,641,983       2,289,747
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

* Party-in-interest

+ Cost of participant loans is $0 as indicated in the instructions to Form 5500, Line 27(a).


--------------------------------------------------------------------------------




See accompanying independent auditors' report.

THE STRONGSVILLE SAVINGS BANK                                         Schedule 2
401(K) RETIREMENT SAVINGS PLAN                                        ----------

EIN:        34-0875093
Plan Number:       002

Line 27(d) - Schedule of Reportable Transactions

Year ended December 31, 1997


==========================================================================================================================

Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:
--------------------------------------------------------------------------------------------------------------------------
          Column A                           Column B                          Column C       Column D     Column E
--------------------------------------------------------------------------------------------------------------------------
                                                                              Total          Total
                                                                              Dollar         Dollar
        Identity of                                                          Value of        Value          Lease
       Party Involved                 Description of Assets                  Purchases      of Sales        Rental
--------------------------------------------------------------------------------------------------------------------------

   Principal Mutual Life          Guaranteed Interest;                    $    321,157              -          -
   Insurance Company                58 purchases

   Principal Mutual Life          Guaranteed Interest;                               -        305,342          -
   Insurance Company                42 sales

   Principal Mutual Life          U.S. Stock; 57 purchases                      62,629              -          -
   Insurance Company

   Principal Mutual Life          U.S. Stock; 25 sales                               -         48,227          -
   Insurance Company

*  Emerald Financial              Common Stock in Employer;                     84,741              -          -
   Corp.                            62 purchases

*  Emerald Financial              Common Stock in Employer;                          -         13,271          -
   Corp.                            18 sales
==========================================================================================================================

[CAPTION]

======================================================


------------------------------------------------------
Column F        Column G       Column H     Column I
------------------------------------------------------
  Expense                   Current Value
 Incurred                    of Asset on      Net
with Trans-    Cost of       Transac-       Gain or
 action         Asset        tion Date       (Loss)
------------------------------------------------------
    -            321,157        321,157             -


    -                  -        305,342             -


    -             62,629         62,629             -


    -                  -         68,760        20,533


    -             84,741         84,741             -


    -                  -         17,072         3,801

------------------------------------------------------
*  Party-in-interest

======================================================

See accompanying independent auditors' report.